LIFEWAY FOODS, INC. 8-K

Exhibit 99.1

Lifeway Provides Additional Information Regarding Reasons

for Rejecting Danone’s Revised Proposal

MORTON GROVE, Ill. — November 26, 2024 — Lifeway Foods, Inc. (NASDAQ: LWAY) (the “Company” or “Lifeway”), the leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today provided additional information regarding the reasons that its Board of Directors rejected the revised unsolicited proposal made on November 15, 2024 by Danone North America PBC (“Danone”) to acquire all the shares of Lifeway that it does not already own for $27.00 per share.

The Board determined that Danone’s $27.00 per share proposal substantially undervalues the Company. The Board is not, however, opposed to the sale of the Company at any price.

The Board has carefully evaluated the Company’s standalone plan and believes it has strong potential to provide superior value to all shareholders as compared to Danone’s revised proposal. The Board takes its fiduciary duties seriously and is committed to acting in the best interests of all of the Company’s shareholders and other stakeholders.

Lifeway Foods is the number one kefir brand and is experiencing double-digit growth, which is eclipsing much of the rest of the dairy and food industry.  As Lifeway’s strong historical financial results indicate, the Company has sustained momentum with runway for significant long-term growth and margin expansion. This growth is being driven by an increasing recognition among consumers of the importance of the gut microbiome to overall health and the benefits of the naturally available high-quality protein and probiotics contained in kefir. A growing body of scientific research supports these benefits and speaks to the unique value proposition of Lifeway.

In reaching its determination regarding Danone’s revised proposal, the Board also took into account the following:

•	Lifeway has achieved 20 consecutive fiscal quarters of year-over-year topline growth.
•	Over the past five years, Lifeway achieved a total shareholder return of 788% (as measured through September 23, 2024, the last full trading day before Danone’s initial unsolicited proposal was publicly disclosed), far outperforming other high growth food and beverage peers as well as the S&P 500.
•	From 2019 to 2023, the Company’s annual revenue has grown from $94 million to $160 million, a 71% increase and a 14% cumulative annual growth rate (“CAGR”).
•	Over that same five-year period, gross profit increased 92%, representing an 18% CAGR, with continued Operating Income and Adjusted EBITDA[1] margin expansion over the same period achieving $17 million in Operating Income and $22 million in Adjusted EBITDA in 2023.
•	The Board and management believe that Lifeway has reached an inflection point, with strong momentum in core kefir products, new product adjacencies and ongoing operational efficiency programs, which have rapidly improved profitability and which the Company expects to continue to rapidly improve profitability.
•	Lifeway forecasts annual Adjusted EBITDA to grow from $22 million in 2023 to between $45 million and $50 million in 2027.
•	Based on the expected 2027 EBITDA range, the Danone proposal of $27 per share implies a very low multiple of ~7.5x – 8.5x EBITDA, even prior to accounting for substantial synergies and additional operational efficiencies that Danone (or another strategic acquirer) could realize.

1Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as Operating Income, as reported, plus Depreciation and Amortization, plus Stock-Based Compensation. See the accompanying tables for reconciliations of Adjusted EBITDA to Operating Income.

The Company does not provide guidance for GAAP Operating Income, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis, because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, without limitation, non-recurring or non-operational expenses such as stock-based compensation, gain/loss on sale of equipment, deferred revenue and gain/loss on investments prior to payment of bonuses to employees.

Lifeway’s Board and management are committed to ensuring that all shareholders are able to realize the full potential value of their investment.

Evercore is serving as a financial advisor to Lifeway, and Sidley Austin LLP is serving as legal counsel to Lifeway.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes’ Best Small Companies, is America’s leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces a variety of cheeses and a ProBugs line for kids. Lifeway’s tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding Lifeway’s intent, belief, plans or expectations for Lifeway’s business, operations, financial performance or condition, including, without limitation, statements regarding expected growth in profitability and forecasted Adjusted EBITDA. These statements use words such as “continue,” “believe,” “expect,” “anticipate,” “plan,” “project,” “estimate,” “outlook,” “potential,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway’s control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway’s expectations and projections. These risks, uncertainties and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; customer acceptance of products and services; and other factors discussed in Part I, Item 1A “Risk Factors” of Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Part II, Item 1A “Risk Factors” of Lifeway’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

Non-GAAP Financial Measures

This press release refers to Adjusted EBITDA, which is a financial measure that has not been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and may exclude items that are significant to understanding and assessing financial results. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s financial performance. Non-GAAP financial measures should be considered as supplements to GAAP measures reported, should not be considered replacements for, or superior to, GAAP measures reported and may not be comparable to similarly named measures used by other companies. The Company’s calculation of non-GAAP financial measures may differ from methods used by other companies. A reconciliation of non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying table.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Adjusted EBITDA*

(In millions)	2019	2020	2021	2022	2023
Operating Income (GAAP)	($1.9)	$4.9	$5.9	$2.3	$17.0
Depreciation	3.1	3.1	2.8	2.4	2.6
Amortization	0.2	0.2	0.1	0.5	0.5
Stock-Based Compensation	0.8	0.4	1.1	1.1	1.5
Adjusted EBITDA (non-GAAP)**	$2.2	$8.6	$9.9	$6.4	$21.7

* Adjusted EBITDA is defined as Operating Income, as reported, plus Depreciation and Amortization, plus Stock-Based Compensation. Management believes that presentation of Adjusted EBITDA provides helpful supplemental information to investors regarding the Company’s profitability. Adjusted EBITDA is used in the Company’s executive compensation program as a means of incentivizing the driving of short-term and long-term growth.

** Totals may not sum due to rounding.

Contacts:
Derek Miller
Vice President of Communications, Lifeway Foods
Email: derekm@lifeway.net

OR

Longacre Square Partners
Joe Germani / Miller Winston
Email: LWAY@longacresquare.com